Exhibit 99.1
PRESS RELEASE
MARK GRESCOVICH NAMED INTERIM
CHIEF CREDIT OFFICER AT FIRSTMERIT
AKRON, Ohio, February, 21, 2007 – FirstMerit Corporation (Nasdaq: FMER) today announced that Mark J. Grescovich, executive vice president of commercial banking, has been named interim chief credit officer following the resignation of David G. Lucht, executive vice president and chief credit officer. Mr. Lucht has resigned to pursue another career opportunity. FirstMerit said that it has commenced an immediate search for a replacement.
“We thank David for his service and wish him well in his future career,” said Paul Greig, chairman and chief executive officer of FirstMerit.
About FirstMerit
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.3 billion as of December 31, 2006 and 161 banking offices and 176 ATMs in 25 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.
Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.